UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported)  JANUARY 24, 2005
                                                        ------------------------

                                 FOOTSTAR, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)


         1-11681                                          22-3439443
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(Commission File Number)                       (IRS Employer Identification No.)


         933 MACARTHUR BOULEVARD
            MAHWAH NEW JERSEY                                         07430
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(Address of Principal Executive Offices)                           (Zip Code)


                                 (201) 934-2000
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              (Registrant's Telephone Number, Including Area Code)


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

              As previously disclosed, on March 2, 2004, Footstar, Inc. (the "Company") and substantially all of its subsidiaries (collectively, the "Debtors") filed voluntary petitions under chapter 11 of title 11, United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Court") (Case No. 04-22350 (ASH). The Debtors remain in possession of their assets and properties, and continue to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

              On December 20, 2004, the Company filed a Current Report on Form 8-K (the "December 8-K") disclosing, under Item 1.01, the Company's comprehensive new compensation program for certain employees that was approved by the Court on December 14, 2004, which disclosure is incorporated herein by reference. This compensation program is referred to in the December 8-K as the "Meldisco Compensation Program." Free cash flow is the performance measure for the 2005 performance bonus (the "2005 Annual Bonus Plan"), which is one of the components of the Meldisco Compensation Program and had been approved for use by the Company by the Creditor's Committee and the Equity Committee. At a meeting on January 24, 2005, the Compensation Committee of the Board of Directors approved the targeted performance levels for free cash flow for the 2005 Annual Bonus Plan for all executive officers of the Company, other than for Dale W. Hilpert, the Chairman and Chief Executive Officer of the Company and Stephen Wilson, Executive Vice President and Chief Administrative Officer of the Company.



              In addition, on January 25, 2005, the Board of Directors of the Company had a meeting at which it approved a new arrangement with respect to housing and related expenses for Dale W. Hilpert. Under the terms of Mr. Hilpert's employment agreement, which was previously filed as Exhibit 99.1 to the Company's Current Report on Form 8-K filed on February 18, 2004, Mr. Hilpert was entitled to receive up to $15,000 per month for temporary housing near the Company's headquarters so the parties would have more time to consider a permanent relocation. As per the new arrangement, Mr. Hilpert will terminate the lease for his temporary housing and will be reimbursed for travel and housing expenses incurred in connection with travel from his principal residences to the Company headquarters in Mahwah, New Jersey. Mr. Hilpert acknowledged that this amount would not exceed the prior monthly housing allowance. Pursuant to the employment agreement, the Company agreed to reimburse Mr. Hilpert for his reasonable expenses in shipping his clothes and personal items from both of his current residences. As per the new arrangement, Mr. Hilpert will also be reimbursed by the Company for reasonable expenses incurred in connection with return shipping charges. Additionally, pursuant to the employment agreement, if a decision was made to permanently relocate Mr. Hilpert's principal residence near the Company's headquarters, he would be provided with relocation benefits consistent with the Company's relocation policy. As per the new arrangement, Mr. Hilpert will not receive any relocation benefits.

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
                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 28, 2005

                                         FOOTSTAR, INC.

                                         By: /s/ Maureen Richards
                                             --------------------------------
                                             Maureen Richards
                                             Senior Vice President,
                                             General Counsel and
                                             Corporate Secretary




















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